UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rowan Companies plc 2800 Post Oak Boulevard Suite 5450 Houston, Texas		77056-6189
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 9, 2017, Rowan Companies, Inc. (the “Company”) called for redemption all $92,108,000 aggregate principal amount of its 5.00% Senior Notes due 2017 (the “2017 Notes”) that remain outstanding. The redemption will be effected on February 8, 2017 at a redemption price which will be calculated pursuant to the formula set forth in the Second Supplemental Indenture between the Company and U.S. Bank National Association, as trustee, relating to the 2017 Notes.

The information contained in this report shall not constitute a notice of redemption of the 2017 Notes. The redemption is being made solely pursuant to a formal notice of redemption dated January 9, 2017, which is being delivered to the holders of the 2017 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2017	Rowan Companies plc

	By:	/s/ Melanie M. Trent
Melanie M. Trent Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary